Exhibit 99.1

The LGL Group, Inc. Reports Q2 2017 Financial Results

ORLANDO, FL, August 10, 2017 – The LGL Group, Inc. (NYSE American: LGL) (the “Company” or “LGL”), announced results for the three and six months ended June 30, 2017.

Summary of Q2 2017 Financial Results:

•	Revenues of $5.9 million, up 12.0% compared to Q2 2016
•	Net income of $0.01 per share, consistent with Q2 2016
•	Order backlog improved 12.3% to $10.9 million, compared to $9.7 million at June 30, 2016
•	Adjusted EBITDA(1) was $0.09 per share, compared to $0.08 for Q2 2016

Commenting on the Company’s Q2 2017 results, Chairman and CEO, Michael J. Ferrantino, Sr. said, “I would like to share with you a little more detail around the financial results for this quarter. First, we are always pleased to have a positive book to bill ratio which certainly is an indicator of how the future of the business is trending. What is most significant about this last quarter is the increase in revenue was primarily generated by engineering prototypes; investments that we are confident will produce future revenue streams once qualified by our customers.”

Our Strategy

Mr. Ferrantino had these comments regarding the Company’s strategy, “Our organic strategy continues to be providing complex, less competitive integrated assemblies.  This will, however, create some unevenness to quarter over quarter revenue growth since the dollar value of some of these projects can be substantial. As a result, we expect the third quarter revenues to be down from the second quarter, and back up again for the fourth quarter.”

Mr. Ferrantino continued, “As for our external strategy, we have increased our acquisition bandwidth to include companies that are inside and outside of our current space.  At LGL, we will look outside of our industry for undervalued companies much like ours where our management expertise can rapidly drive top and bottom line growth. Our motivation continues to be increasing shareholder value as quickly as we can.”

About The LGL Group, Inc.

The LGL Group, Inc., through its two principal subsidiaries MtronPTI and PTF, designs, manufactures and markets highly-engineered electronic components used to control the frequency or timing of signals in electronic circuits, and designs high performance Frequency and Time reference standards that form the basis for timing and synchronization in various applications.

Headquartered in Orlando, Florida, the Company has additional design and manufacturing facilities in Yankton, South Dakota, Wakefield, Massachusetts and Noida, India, with local sales offices in Hong Kong, Sacramento, California and Austin, Texas.

(1)	See reconciliation of GAAP to Non-GAAP measures.

For more information on the Company and its products and services, contact Patti Smith at The LGL Group, Inc., 2525 Shader Rd., Orlando, Florida 32804, (407) 298-2000, or visit www.lglgroup.com and www.mtronpti.com.

Caution Concerning Forward Looking Statements

This press release may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21 E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. These forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to us and our current plans or expectations, and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and our future financial condition and results. Certain of these risks and uncertainties are described in greater detail in our filings with the Securities and Exchange Commission. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

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Contact:

Patti Smith

The LGL Group, Inc.

pasmith@lglgroup.com

(407) 298-2000

THE LGL GROUP, INC.

Condensed Consolidated Statements of Operations - UNAUDITED

(Dollars in Thousands, Except Shares and Per Share Amounts)

For the three months ended June 30,	2017	2016

REVENUES	$5,859	$5,231
Costs and expenses:
Manufacturing cost of sales	3,992	3,459
Engineering, selling and administrative	1,823	1,746
OPERATING INCOME	44	26
Total other income (expense)	1	(11)
INCOME BEFORE INCOME TAXES	45	15
Income tax (provision) benefit	(25)	1

NET INCOME	$20	$16

Weighted average number of shares used in basic EPS calculation	2,675,465	2,665,434
Weighted average number of shares used in diluted EPS calculation	2,687,774	2,665,434
BASIC AND DILUTED NET INCOME PER COMMON SHARE	$0.01	$0.01

For the six months ended June 30,	2017	2016

REVENUES	$11,483	$9,987
Costs and expenses:
Manufacturing cost of sales	7,550	6,716
Engineering, selling and administrative	3,781	3,407
OPERATING INCOME (LOSS)	152	(136)
Total other income	7	25
INCOME (LOSS) BEFORE INCOME TAXES	159	(111)
Income tax (provision) benefit	(28)	1

NET INCOME (LOSS)	$131	$(110)

Weighted average number of shares used in basic EPS calculation	2,675,465	2,665,434
Weighted average number of shares used in diluted EPS calculation	2,688,127	2,665,434
BASIC AND DILUTED NET INCOME (LOSS) PER COMMON SHARE	$0.05	$(0.04)

THE LGL GROUP, INC.

Condensed Consolidated Balance Sheets

(Dollars in Thousands)

	June 30, 2017	December 31, 2016
	(Unaudited)
ASSETS
Cash and cash equivalents	$2,158	$2,778
Marketable securities	3,813	2,770
Accounts receivable, net of allowances of $32 and $31, respectively	3,065	3,504
Inventories, net	4,082	3,638
Prepaid expenses and other current assets	207	200
Total Current Assets	13,325	12,890
Property, plant and equipment, net	2,415	2,711
Intangible assets, net	590	628
Deferred income taxes, net	196	214
Other assets, net	219	203
Total Assets	$16,745	$16,646
LIABILITIES AND STOCKHOLDERS’ EQUITY
Total Liabilities	2,666	2,755
Stockholders’ Equity	14,079	13,891
Total Liabilities and Stockholders’ Equity	$16,745	$16,646

Reconciliations of GAAP to Non-GAAP Measures

To supplement our consolidated condensed financial statements presented on a GAAP (generally accepted accounting principles) basis, the Company uses certain Non-GAAP measures, including Adjusted EBITDA, which we define as net income (loss) adjusted to exclude depreciation and amortization expense, interest income (expense), provision (benefit) for income taxes, stock-based compensation expense and other items we believe are discrete events which have a significant impact on comparable GAAP measures and could distort an evaluation of our normal operating performance. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of the underlying operational results and trends and our marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net earnings or diluted earnings per share prepared in accordance with generally accepted accounting principles in the United States.

Reconciliation of GAAP Income (Loss) Before Income Taxes to Non-GAAP Adjusted EBITDA:

For the period ended June 30, 2017 (000’s, except shares and per share amounts)	Three months	Six months

Net income before income taxes	$45	$159
Interest expense	5	11
Depreciation and amortization	176	363
Non-cash stock compensation	8	15
Adjusted EBITDA	$234	$548
Basic per share information:
Weighted average shares outstanding.	2,675,465	2,675,465
Adjusted EBITDA.	$0.09	$0.20
Diluted per share information:
Weighted average shares outstanding.	2,687,774	2,688,127
Adjusted EBITDA.	$0.09	$0.20

For the period ended June 30, 2016 (000’s, except shares and per share amounts)	Three months	Six months

Net income (loss) before income taxes	$15	$(111)
Interest expense	7	13
Depreciation and amortization	197	401
Non-cash stock compensation	3	(13)
Gain on disposal of assets	—	(36)
Adjusted EBITDA	$222	$254

Weighted average number of shares used in basic and diluted EPS calculation	2,665,434	2,665,434
Adjusted EBITDA per share	$0.08	$0.10